Exhibit 10.5
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
AFTER-TAX RETIREMENT PLAN
Effective as of January 1, 2009, PNM Resources, Inc. (the “Company”) adopted the PNM Resources, Inc. After-Tax Retirement Plan (the “Plan”). The Plan has been amended on one occasion. By this instrument, the Company now desires to amend the Plan as set forth below.
1.    This Second Amendment shall be effective as of January 1, 2014.
2.    This Second Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.
3.    Section 3.6 (Taxes) of the Plan is hereby amended and restated in its entirety to read as follows:
3.6    Taxes. All contributions will be subject to all applicable tax and withholding requirements. In addition, all of the contributions described above are expressed on a before tax basis. The Supplemental Contributions and the Discretionary Contributions will be net of applicable withholding. The Matching Contributions and Standard Contributions will be gross of applicable withholding, and all required withholding for the Matching Contributions and Standard Contributions shall be withheld from the remainder of the Participant’s Compensation for the payroll period for which the Matching Contributions and Standard Contributions are made. If the Participant’s remaining Compensation for the payroll period is insufficient to satisfy the applicable tax and withholding requirements, the Participant shall be required to reimburse the Company for any remaining amounts. The following examples illustrate the how the Company will withhold on amounts due under the Plan:
Example 1: Assume that the Matching Contribution due to a Participant is $1,000 and that the applicable withholding amount is 20%. The Company will contribute the full $1,000 to the Participant’s Account. The $200 required withholding will be withheld and remitted from the remainder of the Participant’s Compensation for that payroll period.
Example 2: Assume that the Supplemental Contribution due to a Participant is $100,000 and that pursuant to the Participant’s elections and applicable withholding requirements the Company is required to withhold 25%. The amount actually contributed to the Participant’s Account will be $75,000. The remaining $25,000 will be withheld and remitted as required by applicable law.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this _15th day of January , 2014.
PNM RESOURCES, INC.
By:    /s/ Patrick V. Apodaca
Its:    SR. V.P. General Counsel & Secretary

THIRD AMENDMENT
TO THE
PNM RESOURCES, INC.
AFTER-TAX RETIREMENT PLAN
Effective as of January 1, 2009, PNM Resources, Inc. (the “Company”) adopted the PNM Resources, Inc. After-Tax Retirement Plan (the “Plan”). The Plan has been amended on two occasions. By this instrument, the Company now desires to amend the Plan to eliminate the Matching Contributions on Compensation below the limit imposed by Section 401(a)(17) of the Code.
1.    This Third Amendment shall be effective as of January 1, 2014.
2.    This Third Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.
3.    Section 1.1(j) (General – Compensation) is hereby amended by the addition of the following new sentence to the end thereof to read as follows:
For purposes of determining Compensation under this Plan, the limitations imposed by Section 401(a)(17) of the Code shall not apply.
4.    Section 3.2(a) (Matching and Standard Contributions – Matching Contribution) of the Plan is hereby amended and restated in its entirety to read as follows:
(a)    Matching Contribution. If a Participant elects to make Payroll Savings, the Participant will be entitled to a Matching Contribution if the Participant has “excess compensation.” For this purpose, “excess compensation” is Compensation in excess of the limit imposed by Section 401(a)(17) of the Code for the relevant Plan Year. The Matching Contribution shall be in an amount equal to 75% of the Participant’s Payroll Savings, provided that the Matching Contribution shall not exceed an amount equal to 75% of the first six percent of excess compensation. A Participant shall be eligible to receive a Matching Contribution under this Plan only if such Participant has met the service requirements necessary to receive a “Matching Contribution” as such term is defined in the RSP for that Plan Year.
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of this 13th day of December, 2013.
PNM RESOURCES, INC.
By: /s/ Patrick V. Apodaca
Its:            12/13/13

FOURTH AMENDMENT
TO THE
PNM RESOURCES, INC.
AFTER-TAX RETIREMENT PLAN
Effective as of January 1, 2009, PNM Resources, Inc. (the “Company”) adopted the PNM Resources, Inc. After-Tax Retirement Plan (the “Plan”). The Plan has been amended on two occasions. By this instrument, the Company now desires to amend the Plan as set forth below.
1.    This Fourth Amendment shall be effective as of January 1, 2014.
2.    This Fourth Amendment amends only the provisions of the Plan as set forth herein. Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.
3.    Section 2.2 (Election to Participate) of the Plan is hereby amended by the addition of the following new sentences to the end thereof to read as follows:
Notwithstanding the foregoing, no eligible employee may make an election on or after January 1, 2014 to participate in this Plan. Any election to participate in the Plan that was made prior to January 1, 2014 shall remain in effect for the 2014 Plan Year. Such election also will apply to any deductions of annual bonus/incentive compensation for performance in the 2014 calendar year, payable in 2015.
4.    Section 3.5 (Reserved) of the Plan is hereby amended and restated in its entirety to read as follows:
3.5    Contributions on or after January 1, 2015. No Payroll Savings, Matching, Standard or Supplemental Contributions will be made to this Plan on or after January 1, 2015, except that Payroll Savings and Matching Contributions may be made pursuant to a Payroll Savings Agreement completed prior to January 1, 2014 that applies to annual bonus/incentive compensation for performance in the 2014 calendar year, payable in 2015.
5.    Section 8.3 (Termination) of the Plan is hereby amended and restated by the addition of the following new sentences to the end thereof to read as follows:

Notwithstanding the foregoing, the Plan will terminate without any further action by the Company on June 30, 2015.
IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of this _31st_ day of January, 2014.
PNM RESOURCES, INC.
By:    /s/ Patrick V. Apodaca
Its:    SR. V.P. General Counsel & Secretary

2